Exhibit 10.3

STRICTLY CONFIDENTIAL

FORM OF STOCKHOLDER SUPPORT AGREEMENT

This Stockholder Support Agreement (this “Agreement”) is dated as of February 10, 2021, by and among Nebula Caravel Acquisition Corp., a Delaware corporation (“Parent”), the Persons set forth on Schedule I hereto (each, a “Company Stockholder” and, collectively, the “Company Stockholders”), and A Place for Rover, Inc. d/b/a Rover, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, as of the date hereof, the Company Stockholders are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of such number of shares of Company Capital Stock as are indicated opposite each of their names on Schedule I attached hereto (all such shares of Company Capital Stock, together with any shares of Company Capital Stock of which ownership of record or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Company Stockholder during the period from the date hereof through the Expiration Time are referred to herein as the “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Fetch Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into a Business Combination Agreement and Plan of Merger (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Merger Sub shall merge with and into the Company, with the Company continuing on as the surviving entity, on the terms and conditions set forth therein; and

WHEREAS, as an inducement to Parent and the Company to enter into the Merger Agreement and to consummate the transactions contemplated thereby, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

STOCKHOLDER SUPPORT AGREEMENT; COVENANTS

1.1 Binding Effect of Merger Agreement. Each Company Stockholder hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Each Company Stockholder shall be bound by and comply with the first sentence of Section 6.5 (Acquisition Proposals) and Section 9.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in any such Sections) as if (a) such Company Stockholder was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Company” contained in the first sentence of Section 6.5 of the Merger Agreement (other than the references to the “Company” in clause (i) thereof or in the definition of “Acquisition Proposal”) also referred to each such Company Stockholder; provided, that the provision of non-public information or data concerning the Company or any of the Company’s Subsidiaries by such Company Stockholder to its employees, partners, officers, directors, representatives or advisors shall not be deemed a violation of Section 6.5 of the Merger Agreement or this Section 1.1.

1.2 No Transfer. During the period commencing on the date hereof and ending on the earlier of (a) the Effective Time and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 8.1 thereof (the earlier of (a) and (b), the “Expiration Time”), each Company Stockholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (clauses (i), (ii) and (iii), collectively, a “Transfer”). Notwithstanding the foregoing, each Company Stockholder may make Transfers of Subject Shares: (A) to (1) the Company’s officers or directors, (2) any Affiliates or family members of the Company’s officers or directors, or (3) any direct or indirect partners, members or equity holders of such Person, any Affiliates of such Person or any related investment funds or vehicles controlled or managed by such Persons or their respective Affiliates; (B) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an Affiliate of such Person, or to a charitable organization; (C) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (D) in the case of an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (E) to a nominee or custodian of a Person to whom a Transfer would be permitted under clauses (A) through (D) above; (F) to the Company; (G) to the Company in connection with the repurchase of such Person’s shares in connection with the termination of such Person’s employment with the Company pursuant to contractual agreements with the Company; (H) to satisfy tax withholding obligations in connection with the exercise of options to purchase shares of Company Capital Stock or the vesting of Company stock-based awards; (I) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of Company Capital Stock; (J) in connection with (but subject to the completion of) a bona fide liquidation, merger, stock exchange, reorganization, tender offer approved by the Board of Directors of the Company or a duly authorized committee thereof or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares Common Stock for cash, securities or other property subsequent to the Closing Date; (K) in connection with any legal, regulatory or other order; and (L) in connection with any bona fide mortgage, encumbrance, pledge or other grant of a security interest in Subject Shares to one or more financial or lending institutions as collateral or security for or in connection with any bona fide loans, advances or extensions of credit or debt transaction (or enforcement thereunder) entered into by such Company Stockholder or any of its Affiliates, or any refinancings thereof, and any Transfers of such Subject Shares upon foreclosure thereof; provided, however, that in the case of the foregoing clauses (A) through (L) the transferee must enter into a written agreement with the Company and Parent agreeing to be bound by this Agreement prior to the effectiveness of such Transfer.

1.3 New Shares. In the event that (a) any Subject Shares or other Securities are issued to a Company Stockholder after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Subject Shares of, on or affecting the Subject Shares owned by such Company Stockholder, (b) a Company Stockholder purchases or otherwise acquires beneficial ownership of any Subject Shares or other Securities after the date of this Agreement, or (c) a Company Stockholder acquires the right to vote or share in the voting of any Subject Shares or other Securities after the date of this Agreement (such Subject Shares or other Securities, the “New Securities”), then such New Securities acquired or purchased by such Company Stockholder shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Shares owned by such Company Stockholder as of the date hereof.

1.4 Company Stockholder Agreements. From the date hereof until the Expiration Time, each Company Stockholder hereby unconditionally and irrevocably agrees that, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the stockholders of the Company distributed by the Board of Directors of the Company or otherwise undertaken as contemplated by the Merger Agreement or the transactions contemplated thereby, including in the form attached as Exhibit A (which written consent shall be delivered promptly, and in any event within forty-eight (48) hours, after the Registration Statement (as contemplated by the Merger Agreement) is declared effective and delivered or otherwise made available to the stockholders of Parent and the stockholders of the Company), such Company Stockholder shall, if a meeting is held, appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Company Stockholder shall vote or provide consent (or cause to be voted or consented), in person or by proxy, all of its Subject Shares:

(a) to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger;

(b) in any other circumstances upon which a consent or other approval is required under the Company’s Governing Documents or under any agreements between the Company and its stockholders with respect to the Merger Agreement or the transactions contemplated thereby in accordance with the terms of the Merger Agreement, to vote, consent or approve (or cause to be voted, consented or approved) all of such Company Stockholder’s Subject Shares held at such time in favor thereof;

(c) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company (other than the Merger Agreement and the transactions contemplated thereby);

(d) against any change in the business, management or Board of Directors of the Company (except in connection with the Merger Agreement and the transactions contemplated thereby); and

(e) against any proposal, action or agreement that to the knowledge of such Company Stockholder, would (i) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Merger, (ii) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Merger Agreement, (iii) result in any of the conditions set forth in Article VII of the Merger Agreement not being fulfilled or (iv) change in any manner the capitalization of the Company, including the voting rights of any class of capital stock of the Company or any other Securities (except in connection with the Merger Agreement and the transactions contemplated thereby).

Each Company Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

1.5 Agreement as a Company Stockholder. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Company Stockholder solely in such Company Stockholder’s capacity as a record or beneficial holder of the Subject Shares, and not in any Company Stockholder’s capacity (or the capacity of any director, officer, employee, equityholder, member, partner or Affiliate of a Company Stockholder) as a director, officer or employee of the Company or any of its Subsidiaries or in any Company Stockholder’s capacity (or the capacity of any director, officer, employee, equityholder, member, partner or Affiliate of a Company Stockholder) as a trustee or fiduciary of any employee benefit plan or trust.

1.6 Affiliate Agreements. Each Company Stockholder hereby agrees and consents to the termination of all Affiliate Arrangements set forth on Section 6.14 of the Company Disclosure Letter to which such Company Stockholder is party, effective as of the Effective Time without any further liability or obligation to the Company, the Company’s Subsidiaries or Parent.

1.7 Deliverables. On the Closing Date, each Company Stockholder will deliver to the Company a duly executed copy of (a) that certain Investor Rights Agreement, by and among Parent, the Company, the Sponsor and certain of the Company’s stockholders or their respective Affiliates, as applicable, substantially in the form attached as Exhibit C to the Merger Agreement and (b) that certain Lock-Up Agreement, by and among Parent, the Sponsor and certain of the Company’s stockholders, substantially in the form attached as Exhibit D to the Merger Agreement. Upon request by the Company prior to the Closing at the Company’s sole discretion, each Company Stockholder will deliver a duly executed copy of the conversion request with respect to any series of preferred stock of the Company designated by Parent substantially in the form set forth on Exhibit B hereto.1

1.8 Further Assurances. Each Company Stockholder shall execute and deliver, or cause to be delivered, such additional documents, and take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws), to effect the actions required to consummate the Merger and the other transactions contemplated by this Agreement and the Merger Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

1.9 No Inconsistent Agreement. Each Company Stockholder hereby represents and covenants that such Company Stockholder has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Company Stockholder’s obligations hereunder.

1.10 No Challenges. Each Company Stockholder agrees not to commence or join in or knowingly facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective successors or directors (except in any case arising out of the fraud of such parties), (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any Person in connection with the evaluation, negotiation or entry into the Merger Agreement. Notwithstanding the foregoing, nothing herein shall be deemed to prohibit such Company Stockholder from enforcing such Company Stockholder’s rights under this Agreement and the other agreements entered into by such Company Stockholder in connection herewith, or otherwise in connection with the Merger, including such Company Stockholder’s right to receive such Company Stockholder’s portion of the Aggregate Merger Consideration as provided in the Merger Agreement.

1.11 Election. Each Company Stockholder agrees not to make (or cause to be made) a Cash Election with respect to the Subject Shares, and shall make or otherwise be deemed to have made a Stock Election with respect to such shares in accordance with the terms of the Merger Agreement.

1.12 Consent to Disclosure. Each Company Stockholder hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Parent or the Company to any Governmental Authority or to securityholders of Parent) of such Company Stockholder’s identity and beneficial ownership of Subject Shares and the nature of such Company Stockholder’s commitments, arrangements and understandings under and relating

[1]	Note to Draft: See Exhibit B hereto.

to this Agreement and, if deemed appropriate by Parent or the Company, a copy of this Agreement. Each Company Stockholder will promptly provide any information reasonably requested by Parent or the Company for any regulatory application or filing made or approval sought in connection with the transactions contemplated by the Merger Agreement (including filings with the SEC), except for any information that is subject to attorney-client privilege or confidentiality obligations (provided, that with respect to any confidentiality obligations, (a) such Company Stockholder will use its commercially reasonable efforts to obtain a waiver of any such confidentiality obligations and (b) the parties shall cooperate in good faith to enable disclosure of such information to the maximum extent possible in a manner that complies with such confidentiality obligation).

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company Stockholders. Each Company Stockholder represents and warrants as of the date hereof to Parent and the Company (solely with respect to itself, himself or herself and not with respect to any other Company Stockholder) as follows:

(a) Organization; Due Authorization. If such Company Stockholder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Company Stockholder’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Company Stockholder. If such Company Stockholder is an individual, such Company Stockholder has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder. This Agreement has been duly executed and delivered by such Company Stockholder and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Company Stockholder, enforceable against such Company Stockholder in accordance with the terms hereof, subject to the Enforceability Exceptions. If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Company Stockholder.

(b) Ownership. Such Company Stockholder is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Company Stockholder’s Subject Shares, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares, other than Liens pursuant to (i) this Agreement, (ii) the Company’s Governing Documents, (iii) the Merger Agreement, (iv) any applicable securities Laws or (v) any matters set forth in the Company Disclosure Letter. Such Company Stockholder’s Subject Shares are the only Securities in the Company owned of record or beneficially by such Company Stockholder on the date of this Agreement, and none of such Company Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, in each case except as set forth in the Company Disclosure Letter. Other than as set forth opposite such Company Stockholder’s name on Schedule I, such Company Stockholder does not hold or own any rights to acquire (directly or indirectly) any Securities.

(c) No Conflicts. The execution and delivery of this Agreement by such Company Stockholder does not, and the performance by such Company Stockholder of his, her or its obligations hereunder will not, (i) if such Company Stockholder is not an individual, conflict with or result in a violation of the organizational documents of such Company Stockholder or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Company Stockholder or such Company Stockholder’s Subject Shares), in each case of the foregoing clauses (i) or (ii), except as would not prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

(d) Litigation. There are no Actions pending against such Company Stockholder, or to the knowledge of such Company Stockholder threatened against such Company Stockholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Company Stockholder of its, his or her obligations under this Agreement.

(e) Adequate Information. Such Company Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of Parent and the Company to make an informed decision regarding this Agreement and the transactions contemplated by the Merger Agreement and has independently and without reliance upon Parent or the Company and based on such information as such Company Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Company Stockholder acknowledges that Parent and the Company have not made and do not make to such Company Stockholder any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Company Stockholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Company Stockholder are irrevocable.

(f) Brokerage Fees. Except as described on Section 4.16 of the Company Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Company Stockholder, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgment. Such Company Stockholder understands and acknowledges that each of Parent and the Company is entering into the Merger Agreement in reliance upon such Company Stockholder’s execution and delivery of this Agreement.

(h) No Other Representations or Warranties. Except for the representations and warranties made by each Company Stockholder in this ARTICLE II, no Company Stockholder nor any other Person makes any express or implied representation or warranty to Parent in connection with this Agreement or the transactions contemplated by this Agreement, and each Company Stockholder expressly disclaims any such other representations or warranties.

ARTICLE III

MISCELLANEOUS

3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earlier of (a) the Expiration Time and (b) as to each Company Stockholder, the written agreement of Parent, the Company and such Company Stockholder. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto for whom this Agreement has been terminated, and no party hereto shall have any claim against any party hereto for whom this Agreement has been terminated (and no Person shall have any rights against any party hereto for whom this Agreement has been terminated), whether under contract, tort or otherwise, in each case under this Agreement, with respect to the subject matter hereof or in respect of the transactions contemplated hereby (excluding, for the avoidance of doubt any obligation or liability, or any claim or rights, under the Merger Agreement or the other Ancillary Agreements or with respect to the subject matter thereof or in respect of the transaction contemplated thereby); provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any willful and material breach of this Agreement prior to such termination. This ARTICLE III shall survive the termination of this Agreement.

3.2 Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Supreme Court or the United States District Court for the District of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or in the Delaware Supreme Court or the United States District Court for the District of Delaware, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it at the applicable address set forth in Section 3.8 shall be effective service of process for any suit, action or proceeding brought in any such court.

3.3 Waiver of Jury Trial. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

3.4 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

3.5 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach or threaten to breach such provisions. The parties acknowledge and agree that the parties hereto shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof. Without limiting the foregoing, each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) there is adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an order or injunction to prevent breaches or threatened breaches and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

3.6 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Parent, the Company and the Company Stockholders.

3.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or e-mail addresses (or to such other address or e-mail address as a party may have specified by notice given to the other party pursuant to this provision):

If to Parent:

Nebula Caravel Acquisition Corp.

Four Embarcadero Center, Suite 2100

San Francisco, California 94111

Attention:	[ ]

Email:	[ ]

with a copy (which will not constitute actual or constructive notice) to:

Simpson Thacher & Bartlett LLP

2475 Hanover Street

Palo Alto, CA 94304

Attention:	[ ]

[ ]

Email:	[ ]

[ ]

If to the Company:

A Place for Rover, Inc.

711 Capitol Way S., Suite 204,

Olympia, WA 98501

Attention:	[ ]

Email:	[ ]

with a copy (which will not constitute actual or constructive notice) to:

Wilson Sonsini Goodrich & Rosati

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105-1126

Attention:	[ ]

Email:	[ ]

and

Wilson Sonsini Goodrich & Rosati

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attention:	[ ]

Email:	[ ]

[ ]

If to a Company Stockholder:

To such Company Stockholder’s address set forth in Schedule I with a copy (which will not constitute actual or constructive notice) to:

Wilson Sonsini Goodrich & Rosati

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105-1126

Attention:	[ ]

Email:	[ ]

and

Wilson Sonsini Goodrich & Rosati

701 Fifth Avenue, Suite 5100

Seattle, WA 98104

Attention:	[ ]

Email:	[ ]

[ ]

3.9 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

3.10 Entire Agreement. This Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

3.11 Several and Not Joint Obligations. The representations, warranties, covenants, agreements, obligations and liability of the Company Stockholders party to this Agreement shall be several, and not joint. Notwithstanding any other provision of this Agreement, in no event will any Company Stockholder be liable for any other Person’s breach of such other Person’s representations, warranties, covenants, or agreements contained in this Agreement, the Merger Agreement or any other Ancillary Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company Stockholders, Parent, and the Company have each caused this Stockholder Support Agreement to be duly executed as of the date first written above.

COMPANY STOCKHOLDERS:

[________________]

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

PARENT:

NEBULA CARAVEL ACQUISITION CORP.

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

COMPANY:

A PLACE FOR ROVER, INC.

By:
Name:
Title:

[Signature Page to Stockholder Support Agreement]

Schedule I

Company Stockholder Subject Shares

Holder	Common	Series A Preferred	Series B Preferred	Series C Preferred	Series D Preferred	Series E Preferred	Series F Preferred	Series G Preferred	Notice Information
[•][2]

Total:

[2]	Note to Draft: To be populated with the name, address and holdings of each Company Stockholder executing this Agreement.

Exhibit A

Written Consent

ACTION BY WRITTEN CONSENT

OF

THE STOCKHOLDERS

OF

A PLACE FOR ROVER, INC.

Pursuant to Section 228 of the Delaware General Corporation Law and the bylaws of A Place for Rover, Inc., a Delaware corporation (the “Company”), the undersigned, constituting the holders of the Company’s issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, hereby take the following actions by written consent:

APPROVAL OF BUSINESS COMBINATION AGREEMENT AND RELATED AGREEMENTS

WHEREAS, prior to the execution of this written consent, the Company’s Board of Directors (the “Board”) approved that certain Business Combination Agreement and Plan of Merger (as it may be amended or supplemented, the “Business Combination Agreement”) attached hereto as Exhibit A, by and among Nebula Caravel Acquisition Corp., a Delaware corporation (“Parent”), Fetch Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”) and the Company, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (such transaction, the “Merger”) (capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Business Combination Agreement);

WHEREAS, the Board has declared that the Business Combination Agreement and the documents, instruments, certificates and agreements contemplated to be executed and delivered in connection with the Business Combination Agreement (collectively, the “Transaction Documents”) and the terms and conditions of the Merger and the transactions contemplated by the Business Combination Agreement and the other Transaction Documents are advisable, fair to, and in the best interests of the Company and the stockholders of the Company, and recommended that the stockholders of the Company adopt and approve the Business Combination Agreement and approve the Merger and the other transactions contemplated by the Transaction Documents;

WHEREAS, the undersigned Company stockholders desire to adopt and approve the Business Combination Agreement and the other Transaction Documents and approve the Merger and the other transactions contemplated by the Transaction Documents.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned Company stockholders hereby adopt and approve the Business Combination Agreement and the other Transaction Documents and approve the Merger and the other transactions contemplated by the Transaction Documents.

RESOLVED FURTHER, that the directors of the Company are authorized and empowered to take any and all such further action as may be deemed necessary or advisable to effectuate the purposes and intent of the resolutions hereby adopted.

RESOLVED FURTHER, that the officers of the Company are authorized and empowered to take such other actions and sign such other documents as they deem necessary or advisable to carry out the intent of the foregoing resolutions, and all prior actions taken in connection therewith are hereby ratified and approved.

[Signature pages follow]

2

This action by written consent shall be effective as of the date the Company receives the requisite consent of the Company’s stockholders. By executing this action by written consent, each undersigned stockholder is giving written consent with respect to all shares of the Company’s capital stock held by such stockholder in favor of the above resolutions. This action by written consent may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one action. Any copy, facsimile or other reliable reproduction of this action by written consent may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used. This action by written consent shall be filed with the minutes of the proceedings of the stockholders of the Company.

[•]

Date:	By:
[Name:
Title:]

Signature page to Action by Written Consent of the Stockholders of A Place for Rover, Inc.

1

EXHIBIT A

Business Combination Agreement and Plan of Merger

Exhibit B

Written Consent

[    ], 2021

A Place for Rover, Inc.

2101 4th Avenue, Suite 400

Seattle, WA

Attention: Chief Executive Officer

Re: Automatic Conversion Request

Ladies and Gentlemen,

Reference is made to (A) the Business Combination Agreement and Plan of Merger (as amended, restated, modified or supplemented from time to time, the “Merger Agreement”), dated as of February [    ], 2021 by and among Nebula Caravel Acquisition Corp., a Delaware corporation (“Parent”), Fetch Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and A Place for Rover, Inc. d/b/a Rover, a Delaware corporation (the “Company”), pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving entity, on the terms and conditions set forth therein and (B) the Company’s Amended and Restated Certificate of Incorporation as currently in effect (as amended, restated, modified or supplemented from time to time, the “Certificate of Incorporation”).

Pursuant to the Company’s Certificate of Incorporation, each share of a series of preferred stock of the Company (the “Preferred Stock”) will automatically be converted into shares of common stock of the Company (the “Common Stock”) at the then effective Conversion Rate (as defined in the Certificate of Incorporation) for such series upon the receipt by the Company of a written request for such conversion from the requisite holders of Preferred Stock pursuant to the terms of the Certificate of Incorporation, which conversion may be effective at such later date for conversion specified in any such requests.

The undersigned hereby irrevocably requests that each share of Series [ ] Preferred Stock of the Company be automatically converted into shares of Common Stock at the applicable Conversion Rate, in accordance with the terms of the Certificate of Incorporation, in each case effective immediately prior to the Effective Time (as defined in the Merger Agreement), provided, however, that this request shall terminate and be of no further force or effect if the Merger Agreement is terminated in accordance with its terms.

[signature page follows]

[Exhibit B to Stockholder Support Agreement]

Please acknowledge your agreement with the terms and conditions contained in this letter agreement by countersigning below.

[PREFERRED STOCKHOLDER]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED,

A PLACE FOR ROVER, INC.

By:
Name:
Title: